EXHIBIT 32.1
CERTIFICATION
In connection with the Quarterly Report of Midwest Banc Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on August 10, 2009 (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roberto R. Herencia

Name:	Roberto R. Herencia
Title:	President and
Chief Executive Officer
Date:	August 10, 2009

/s/ JoAnn Sannasardo Lilek

Name:	JoAnn Sannasardo Lilek
Title:	Executive Vice President and
Chief Financial Officer
Date:	August 10, 2009